UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2017

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 9.01	Financial Statements and Exhibits.

Signature

Item 1.01                         Entry Into a Material Definitive Agreement.

On August 2, 2017, Golden Minerals Company (the “Company”) granted Hecla Mining Company (“Hecla Mining”) an option to extend the oxide plant lease for an additional period of up to two years ending no later than December 31, 2020 (the “Extension Period”) in exchange for (i) a $1.0 million upfront cash payment and (ii) the purchase of $1.0 million, or 1,811,015 shares of the Company’s common stock (the “Consideration Shares”), issued at par at a price of $0.5522 per share, based on a 30-day volume weighted average stock price as of the day immediately proceeding August 2, 2017.  The option and lease extension were memorialized in (i) an Option Agreement dated August 2, 2017 among the Company and Hecla Mining (the “Option Agreement”), and (ii) a Second Amendment to Master Agreement and Lease Agreement dated August 2, 2017 among Minera William S.A. de C.V., an indirect subsidiary of the Company and Minera Hecla S.A. de C.V., an indirect subsidiary of Hecla Mining (the “Second Amendment”). Under the Second Amendment, Hecla must exercise the option to extend the lease no later than October 3, 2018.  All of the fixed fees and volume related charges remain the same as under the original lease.  Similar volume limitations apply to any required future tailings expansions, which Hecla will fund, leaving unused at the end of the lease term an agreed amount of capacity in the expanded tailings facility.  Pursuant to the Second Amendment, Hecla will have the right to terminate the lease during the Extension Period for any reason with 120 days’ notice.  Hecla will also have a one-time right of first refusal to continue to lease the plant following a termination notice through December 31, 2020 if the Company decides to use the oxide plant for its own purposes before December 31, 2020.

The Consideration Shares were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder.  Under the terms of the Option Agreement, the Company agreed to register with the Securities and Exchange Commission (“SEC”) the resale of the Consideration Shares.  The agreement requires that the Company use its commercially reasonable efforts to file a registration statement with the SEC and have it declared effective no later than six months from the date of issuance of the Consideration Shares.

The foregoing description of the Option Agreement and Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement and Second Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 3.02              Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Option Agreement dated August 2, 2017 among Golden Minerals Company and Hecla Mining Company.

10.2	Second Amendment to Master Agreement and Lease Agreement dated August 2, 2017 among Minera William S.A. de C.V. and Minera Hecla S.A. de C.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Option Agreement dated August 2, 2017 among Golden Minerals Company and Hecla Mining Company.

10.2	Second Amendment to Master Agreement and Lease Agreement dated August 2, 2017 among Minera William S.A. de C.V. and Minera Hecla S.A. de C.V.